Exhibit 99

FOR FURTHER INFORMATION: Michael W. McCarthy Vice President – Corporate Communications Photronics, Inc. (203)775-9000 mmccarthy@brk.photronics.com

Press Release

FOR IMMEDIATE RELEASE

      January 9, 2006

PHOTRONICS ANNOUNCES PLANS TO BUILD A STATE-OF-THE-ART PHOTOMASK

TECHNOLOGY FABRICATION FACILITY IN KOREA

New Nano-Technology Fab to Provide Global Semiconductor Manufacturers with

Photomask Technology Down to and below 45 Nanometer

BROOKFIELD, Connecticut January 9, 2006 — Photronics, Inc. (Nasdaq:PLAB), a worldwide leader in supplying innovative photomask-based imaging solutions for the global electronics and display industries, today announced its plans to build a state-of-the-art photomask fabrication facility in Korea to support the development and volume production of advanced photomask technologies required to produce semiconductors utilizing 65 nanometer and 45 nanometer and below production processes. The Company is in the final stages of securing a site suitable for supporting the facility. A ground breaking ceremony is being planned for late in the second half of 2006 with construction completed in the second half of calendar 2007. Photronics expects that over the next several years investment in the new infrastructure, which will include the redeployment of certain manufacturing systems and process technologies, could range between $150 million and $300 million.

Michael J. Luttati, the Company’s Chief Executive Officer, stated, “Technology advancements, though not likely to experience deceleration, will be concentrated into the hands of the semiconductor industry’s largest companies. The performance and economic drivers that have emerged at the 65nm, 45nm, and 32nm process nodes are creating excellent customer alignment opportunities for the image resolution technology and services that Photronics provides to leading semiconductor manufacturers and foundries. Over the next several years, these process nodes will represent the fastest growing segments within the global photomask industry and for Photronics. Our ability to build upon the Company’s world class service offerings and to achieve its goal of profitable technology leadership requires that selective strategic investments be made. This means focusing on the appropriate customer alignments and then balancing their needs for complex photomask technologies with the expectations our investors and I share with respect to further improving our returns on invested capital including the continuous evaluation of efficiencies in the sites that comprise our global manufacturing network.”

Photronics currently maintains an Asia-based Corporate Research & Development Center in Cheon-an, Choong-nam, Korea that has been working on 65nm technologies for the past year. Dr. Chris Progler, Chief Technology Officer, commented on the role the new Nano-Technology Fab will play in Photronics Corporate

— more —

Photronics, Inc.    15 Secor Road    Brookfield, Connecticut 06804    (203)775-9000    www.photronics.com

PHOTRONICS TO BUILD A STATE-OF-THE-ART PHOTOMASK TECHNOLOGY FAB IN KOREA....PAGE TWO

Research & Development Center strategy. “The R&D function in the new Nano-Technology Fab will be comprised of an international and globally integrated team of process specialists chartered with taking Photronics to a new level of excellence in technology. In addition to providing advanced production capacity for the Photronics network, our new facility in Korea will house the Asia Corporate R&D Center with a comprehensive set of development programs linked to the production capability and other Photronics sites. Photronics expects to leverage this new world class R&D Center to build strategic and forward looking technology relationships with customers across the globe as well. These customer-supplier alignments are an increasingly critical element of success as the semiconductor industry moves through and below the 45nm process node. “

The decision to locate the new Nano-Technology Fab in Korea was determined by several factors. In addition to Photronics having built up substantial relationships with major global semiconductor and display customers in the region, Korea offers access to a large pool of qualified engineering talent, investment incentives, and is among the fastest growing regions within the Asian market. Dr. S.H. Jeong, President of Photronics Asia noted, “Asian semiconductor manufacturers and foundries have rapidly advanced their capabilities, and thus their need for high-end photomask solutions. As leaders in their respective end markets, these customers expect their strategic suppliers to be leaders as well.” Dr. Jeong added, “Once completed, the capabilities of our Nano-Technology Fab in Korea will be the Asian semiconductor industry’s focal point for the ultra-complex photomask technologies required to build devices down to and below 32nm. The real benefit to our global customer base comes when the site is fully integrated into Photronics’ global manufacturing network, leveraging these capabilities across our worldwide customer base. At that point, the Company will be able to significantly expand upon the development and delivery of the innovative lithography solutions required by our most demanding technology customers.”

# # #

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this release are considered “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties. In particular, any statement contained in this release regarding the consummation and benefits of future acquisitions, expectations with respect to future sales, financial performance, operating efficiencies and product expansion, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of the Company. These factors may cause actual results, performance or achievements to differ materially from anticipated results, performances or achievements. Factors that might affect such forward looking statements include, but are not limited to, overall economic and business conditions; the demand and receipt of orders for the Company’s products; competitive factors in the industries and geographic markets in which the Company competes; changes in federal, state and foreign tax requirements (including tax rate changes, new tax laws and revised tax law interpretations); the Company’s ability to place new equipment in service on a timely basis; interest rate fluctuations and other capital market conditions, including foreign currency rate fluctuations; economic and political conditions in international markets; the ability to obtain a new bank facility or other financings; the ability to achieve anticipated synergies and other cost savings in connection with acquisitions and productivity programs; the timing, impact and other uncertainties of future acquisitions and investments; the seasonal and cyclical nature of the semiconductor industry; the availability of capital; management changes; damage or destruction to our facilities by natural disasters, labor strikes, political unrest or terrorist activity; the ability to fully utilize its tools; the ability of the Company to receive desired yields, pricing, product mix, and market acceptance of its products; changes in technology; and other risks and uncertainties set forth in the Company’s SEC filings from time to time. Any forward-looking statements should be considered in light of these factors. The Company assumes no obligation to update the information in this release.

06-Photronics Plans Korean Nanotechnology Mask Fab

Photronics, Inc.    15 Secor Road    Brookfield, Connecticut 06804    (203)775-9000    www.photronics.com